UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 22, 2013

OFS Capital Corporation

(Exact name of Registrant as specified in its charter)

Delaware	001-35728	46-1339639
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2850 West Golf Road, 5th Floor, Rolling Meadows, Illinois		60008
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (847) 734-2060

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On January 22, 2013, OFS Capital WM, LLC (“OFS Capital WM”), a wholly-owned subsidiary of OFS Capital Corporation (the “Company”), amended its $180 million secured revolving credit facility (the “WM Credit Facility”) with Wells Fargo Bank, N.A. (“Wells Fargo”) and Madison Capital Funding LLC (“Madison Capital”) to terminate the Class B commitments offered by Madison Capital in the amount of $45 million and remove Madison Capital as a lender under the WM Credit Facility (the “Fourth Amendment”). After giving effect to the Fourth Amendment, the WM Credit Facility is reduced from $180 million to $135 million. Wells Fargo continues to hold a $135 million commitment under the WM Credit Facility. Madison Capital waived its right to receive any fee in connection with the termination of the Class B commitments.

The foregoing description of the WM Credit Facility does not purport to be complete and is qualified in its entirety by reference to the Fourth Amendment to the Loan and Security Agreement, as amended by the first amendment to the loan and security agreement dated as of November 27, 2010, the second amendment to the loan and security agreement dated as of January 26, 2011, the third amendment to the loan and security agreement dated as of September 28, 2012 and the Fourth Amendment, incorporated herein by reference. The full text of the Fourth Amendment is attached hereto as Exhibit 10.1. A press release announcing the Fourth Amendment is attached hereto as Exhibit 99.1.

Item 1.02. Termination of a Material Definitive Agreement.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by this reference.

Item 9.01.Financial Statements and Exhibits.

(a) Not applicable.

(b) Not applicable.

(c) Not applicable.

(d) Exhibits.

Exhibit No.	Description

10.1	Fourth Amendment to Loan and Security Agreement, dated as of January 22, 2013, among OFS Capital WM, LLC, MCF Capital Management LLC, as loan manager, Wells Fargo Bank, National Association, as Class A Lender, Madison Capital Funding LLC, as Class B Lender, Wells Fargo Securities, LLC, as administrative agent and Wells Fargo Delaware Trust Company, N.A., as trustee.

99.1	Press Release, dated January 23, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OFS Capital Corporation

Date: January 23, 2013	By:	/s/ Robert S. Palmer
Chief Financial Officer